UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2007

CryoCor, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51410	33-0922667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9717 Pacific Heights Boulevard San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 909-2200

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On February 6, 2007, the Board of Directors of CryoCor, Inc., or CryoCor, approved the following stock option grants for the following named executive officers: (i) an option to purchase 60,000 shares of CryoCor’s common stock to Helen S. Barold, M.D., M.P.H. FACC, FHRS, CryoCor’s Chief Medical Officer; (ii) an option to purchase 40,000 shares of CryoCor’s common stock to Edward F. Brennan, Ph.D., CryoCor’s President and Chief Executive Officer; and (iii) an option to purchase 30,000 shares of CryoCor’s common stock to Gregory J. Tibbitts, CryoCor’s Vice President, Finance and Chief Financial Officer. All of the above option grants have an exercise price of $2.61 per share which represents the closing bid price of CryoCor’s common stock on February 6, 2007, the date the options were granted. The shares subject to the above option grants will vest ratably on a monthly basis over a 48 month period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CryoCor, Inc.

By:	/s/ Gregory J. Tibbitts
Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)

Date: February 12, 2007